                                                                  EXHIBIT 10.24

                                  GUARANTEE


                                      by


                         HUMAN GENOME SCIENCES, INC.,
                                as Guarantor,

                                 in favor of


                                ALLFIRST BANK,
                                   as Agent


                         Dated as of October 25, 2001

               ------------------------------------------------

                                  GUARANTEE

         THIS GUARANTEE, dated as of October 25, 2001 (this "Guarantee"), is made by HUMAN GENOME SCIENCES, INC., a Delaware corporation (in its capacity as guarantor hereunder, "Guarantor") in favor of ALLFIRST BANK, a Maryland banking corporation (in its capacity as agent hereunder, the "Agent").


                             W I T N E S S E T H:

         WHEREAS, in accordance with the provisions of Article 83A, Title 5, Subtitle 2 of the Annotated Code of Maryland, as amended, and pursuant to a certain Trust Indenture dated as of October 25, 2001 (the "Indenture") between Maryland Economic Development Corporation (the "Issuer") and Allfirst Trust Company National Association, as Trustee (the "Trustee"), the Issuer has issued $73,000,000 in principal amount of its Taxable Variable Rate Demand Revenue Bonds (Human Genome Sciences, Inc. Facility), Series 2001 A (the "Bonds") to refinance a portion of the acquisition cost of certain improved real property located at 9800 Medical Center Drive, Rockville, Maryland (the "Property") and to finance a portion of the cost associated with the construction of the Additional Improvements (as defined in the Facility Lease) on the Property;

         WHEREAS, in order to enhance the marketability of the Bonds and pursuant to a Letter of Credit Agreement dated as of October 25, 2001 (the "Letter of Credit Agreement") between the Issuer and Allfirst Bank (in its capacity as Letter of Credit issuer and Certificate Holder, the "Bank"), the Bank has issued to the Trustee the Bank's irrevocable transferable letter of credit to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Bonds;

         WHEREAS, simultaneously with the issuance of the Bonds and pursuant to a Trust Agreement dated as of October 25, 2001 (the "Trust Agreement") between the Bank, as Holder, and Wells Fargo Bank Northwest, National Association, as Owner Trustee (the "Owner Trustee"), the Bank has advanced funds for the purchase from the HGSI Trust 2001-B of up to $3,000,000 in principal amount of HGSI Trust 2001-B Certificates (the "Certificates");

         WHEREAS, the Issuer may enter into from time to time a Hedge Agreement with the Hedge Counterparty (in each case, as defined in the Lease Agreement dated as of October 25, 2001 between the Owner Trustee on behalf of the Trust, as Lessor, and the Guarantor, as Lessee (as supplemented, the "Facility Lease"));

         WHEREAS, it is a condition precedent to the consummation by the Bank of the transactions to be consummated by the Operative Documents (as defined in the Facility Lease) that Guarantor execute and deliver this Guarantee;

         WHEREAS, it is in the best interests of Guarantor that the transactions contemplated by the Operative Documents occur;

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         WHEREAS, Guarantor has reviewed and approved the Operative Documents and is fully informed of (a) the extent of the Bank's obligations thereunder and (b) the remedies the Bank, or the Agent on the Bank's behalf, may pursue thereunder, with or without notice to Guarantor; and

         WHEREAS, this Guarantee, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

         Section 1. Guarantee. Guarantor hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of the Bank and the Hedge Counterparty, and their respective successors and permitted assigns (individually a "Beneficiary" and collectively the "Beneficiaries"), the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance of, all of the Liabilities (as hereinafter defined), including interest and yield on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Guarantor or any other Person (as defined in the Facility Lease), and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guarantee. The term "Liabilities", as used herein, shall mean all of the following (without duplication), in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: (i) all amounts now or hereafter payable by the Issuer under the Letter of Credit Agreement, (ii) all amounts now or hereafter payable by the Trust under the Trust Agreement, (iii) all amounts now or hereafter payable by the Issuer under the Hedge Agreement and (iv) all amounts now or hereafter payable under the Facility Lease and any of the other Operative Documents (in each case whether or not Guarantor or any other Person shall be relieved or released from any or all liability or obligations under any of the Operative Documents, except on account of the full and indefeasible payment of all the Liabilities and full and strict compliance by Guarantor with its obligations hereunder); provided, however, that notwithstanding anything to the contrary contained herein, Guarantor shall not be obligated under any circumstances to pay under this Guaranty, and the term "liabilities" shall not include, any amounts greater than the Lessee (as defined in the Facility Lease) would have had to pay, under the Facility Lease, the Deed of Trust and the other Operative Documents, assuming that such documents were enforced in accordance with their terms (and without giving effect to any discharge or limitation thereon resulting or arising by reason of the bankruptcy or insolvency of the Lessee), plus all reasonable costs actually incurred in enforcing this Guaranty.

         In any action or proceeding involving any state corporate law, or any state or federal or any other bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guarantee would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guarantee, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

         This Guarantee shall in all respects constitute an absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect until the full and indefeasible payment and performance of all of the Liabilities and all of the Guarantor's obligations hereunder (notwithstanding, without limitation, the dissolution of Guarantor). The liability of Guarantor hereunder may be enforced without the Beneficiaries being required to resort to any other right, remedy or security.

         The obligations of Guarantor are independent of any obligations under any of the Operative Documents. Each and every default under any of the Operative Documents shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

         Agent, on behalf of itself and the Beneficiaries, and the Beneficiaries each may, from time to time at its discretion and without notice to Guarantor, but subject to the provisions of the Facility Lease, take any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether Agent or any other Person shall have resorted to any other Person or to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Guarantor).

         Section 2. Guarantor's Obligations Unconditional. Guarantor's obligations hereunder are independent of the obligations of the Issuer, the Trust or any other Person under the Operative Documents, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor. Such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and indefeasible payment and performance of all of the Liabilities and full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that the Issuer, the Trust,

Guarantor or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or any other Person shall have any knowledge or notice thereof) including, without limitation:

                  (A) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Property, or any assignment, mortgage, encumbrance or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of any Beneficiary or any other Person to perfect or insure any interest in any collateral;

                  (B) any failure, impossibility, illegality, omission or delay on the part of the Agent, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in clause (A) above;

                  (C) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (A) above or any obligation or liability of the Agent, any Beneficiary or any other Person, or any exercise or non-exercise by the Agent, any Beneficiary or any other Person of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

                  (D) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Issuer, the Trust, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;

                  (E) any limitation on the liability or obligations of any Person under any Operative Document, the Liabilities, any collateral security for the Liabilities, any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;

                  (F) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Property or any portion thereof by Guarantor or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Guarantor or any other Person;

                  (G) any merger or consolidation of Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Guarantor to any other Person;

                  (H) any change in the ownership of any shares of capital stock of Guarantor or any corporate change in Guarantor;

                  (I) any loan to or other transaction between any of the Beneficiaries or any other Person and Guarantor;

                  (J) any recovery of judgment against the Issuer, the Trust, or the Guarantor by any levy of any writ or process of execution under any such judgment;

                  (K) absence of any notice to, or knowledge of, Guarantor of the existence or occurrence of any of the foregoing clauses (A) through (J); or

                  (L) any other occurrence or circumstance whatsoever (other than full and indefeasible payment and performance of all of the Liabilities and all of Guarantor's obligations hereunder), whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

         The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in any Operative Document or any other document or agreement to the contrary.

         Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by the Agent, any Beneficiary or any other Person upon this Guarantee or acceptance of this Guarantee, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guarantee and proof of reliance by any Beneficiary or any other Person hereon; (b) notice of any of the matters referred to in clauses (A) through (I) above, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of and Person to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against the Issuer or the Trust of any right, power, privilege or remedy conferred in any Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary or any other Person to take any action whatsoever, to exhaust any remedies, proceed first against the Issuer or the Trust or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document or the Property; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

         Guarantor agrees that this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of itself, the Issuer or the Trust is rescinded or must be otherwise restored by any Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         Guarantor further agrees that, without limiting the generality of this Guarantee, if any default under any Operative Document shall have occurred and be continuing and any Beneficiary is prevented by applicable law from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due had such remedies been exercised.

         In addition, Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Issuer and the Trust and of all the circumstances bearing upon the risk of nonpayment of the Liabilities that diligent inquiry would reveal, and that absent a request for such information by Guarantor, the Beneficiaries shall have no duty to advise Guarantor of information known to them regarding such condition any such circumstance.

         Section 3.        Waivers.

                  (a) Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer or the Trust arising from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee or any other Operative Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of any Beneficiary against the Issuer or the Trust or any property or assets now or hereafter constituting part of the Owner Trust Estate (as defined in the Trust Agreement), whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to the Agent to be credited and applied pursuant to the terms of the Operative Documents. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

                  (b) Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Owner Trustee, Agent or any other Beneficiary or other Person.

                  (c) Guarantor hereby waives all rights and defenses that the Guarantor may have because any of the Liabilities is secured by real property. This means, among other things:

                           (i)      the Beneficiaries may collect from
                   Guarantor without first foreclosing on any real or personal property collateral pledged by the Issuer or the Trust;

                           (ii) if the Beneficiaries foreclose on any real property collateral pledged with respect to the Liabilities:
                  (A) the amount of the Liabilities may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (B) the Beneficiaries may collect from Guarantor even if the Beneficiaries, by foreclosing on the real property collateral, have destroyed any right Guarantor may have to collect from the Issuer or the Trust. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Liabilities are secured by real property.

         (d) Guarantor hereby waives the pleading of any statute of limitation as a defense to its obligations hereunder.

         Section 4. Reasonableness and Effect of Waivers. Guarantor warrants and agrees that each of the waivers set forth in this Guarantee is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

         Section 5. Transfers by Beneficiaries. Each Beneficiary may, from time to time, whether before or after any discontinuance of this Guarantee, at its sole discretion and without notice to Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein in accordance with the terms and conditions of the Operative Documents; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guarantee, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guarantee to the same extent as if such assignee or transferee were such Beneficiary.

         Section 6. No Waiver by Beneficiaries. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary's rights or Guarantor's obligations under this Guarantee. For the purposes of this Guarantee, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right

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

or power of Guarantor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Guarantor's obligations under this Guarantee shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor other than proof of indefeasible satisfaction or indefeasible payment in full of the Liabilities guaranteed hereunder. Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guarantee.

         Section 7. Successors and Assigns. This Guarantee shall be binding upon Guarantor and upon Guarantor's successors and assigns; and all references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person.

         Section 8. Severability. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under all Law (as defined in the Facility Lease), but if any provision of this Guarantee shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

         Section 9. Notices. All notices, demands, requests, consents, approvals, certificate or other communications required under this Agreement to be in writing shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address of such person as designated below:

If to the Guarantor at:             Human Genome Sciences, Inc.
                                    9410 Key West Avenue
                                    Rockville, Maryland 20850
                                    Attention:       Steven C. Mayer
                                                     Senior Vice President
                                                     And CFO
                                    Tel: (301) 340-3444
                                    Fax: (301) 309-0092

                                    and

                                    Human Genome Sciences, Inc.
                                    9410 Key West Avenue
                                    Rockville, Maryland  20850
                                    Attention:       James H. Davis. Esquire
                                                     Senior Vice President
                                                     and General Counsel
                                    Tel: (301) 251-6039
                                    Fax: (301) 517-8831

If to the Agent at:                 Allfirst Bank
                                    6303 Ivy Lane, Suite 200
                                    Greenbelt, Maryland 20770
                                    Attention:    Joseph C. LeMense
                                                  Senior Vice President
                                    Tel:          (301) 397-5057
                                    Fax:          (301) 397-5666

         Section 10. Governing Law. This Guarantee shall be governed by the internal law of the State of Maryland as to all matters of construction, validity and performance, without regard to conflicts of law principles.

         Section 11. Submission to Jurisdiction. Guarantor hereto irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any federal or state court sitting in Montgomery County or Baltimore City, Maryland;

                  (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth above; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         Section 12. Jury Trial. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTEE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.



                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.


WITNESS:                                    HUMAN GENOME SCIENCES, INC.,
                                                        as Pledgor



                                    By:   /s/ STEVEN C. MAYER             (SEAL)
------------------------               -----------------------------------
                                          Steven C. Mayer
                                          Senior Vice President and  Chief
                                          Financial Officer





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